Exhibit 99.1

BUILD-A-BEAR WORKSHOP NAMES YEVGENY FUNDLER

CHIEF LEGAL OFFICER AND SECRETARY

ST. LOUIS, MO (August 4, 2025) – Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced the appointment of Yevgeny Fundler to the position of Chief Legal Officer and Secretary, effective August 4, 2025.

Mr. Fundler will have responsibility for the company's legal, corporate governance and disclosure matters and will serve as a liaison between the Board of Directors, senior management and the company's shareholders. Mr. Fundler, who will report directly to Sharon Price John, President and Chief Executive Officer, as a member of the executive team, is assuming these responsibilities from Chief Administrative Officer, General Counsel and Secretary, Eric Fencl, who is retiring after serving as General Counsel of Build-A-Bear Workshop for 17 years. Mr. Fencl will remain with the company temporarily to assist with the transition of the responsibility for legal and compliance matters to Mr. Fundler.

Mr. Fundler previously led the law departments of publicly traded companies Benson Hill, Inc. and American Railcar Industries, Inc. He also served as general counsel of WestPoint Home LLC, as in-house counsel with Icahn Enterprises L.P. and Ichan Associates, and he was associated with the law firm of Gordon Altman Weitzen Shalov & Wein. Mr. Fundler earned his Bachelor of Arts in International Business from San Diego State University and his Juris Doctor from University of California College of the Law, San Francisco.

"We are thrilled that Yevgeny has joined our executive team," said Ms. John. "Yevgeny's broad experience with legal, business, corporate governance and finance matters makes him ideal for this position. We are fortunate to have him join Build-A-Bear Workshop as Eric steps away."

“We would like to sincerely thank Eric for his outstanding contributions to Build-A-Bear over the past 17 years,” Ms. John added.  “He has been an invaluable member of our leadership team during a critical time of transition and evolution for the organization. I truly appreciate his expertise coupled with his balanced approach in providing advice and guidance spanning the entirety of my tenure at the company.”

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life,” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 600 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $496.4 million for fiscal 2024. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 18, 2024 and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com

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